5BARz International Inc. Enlists Maxim Group as

Financial Advisor and Investment Banker

SEATTLE, December 13, 2012 -- 5BARz International Inc. (OTCBB: BARZ), (Boerse- Berlin: O5B), (www.5BARz.com) ("5BARz" or “the Company") announced today that it has enlisted the services of Maxim Group LLC, a leading investment banking, securities and investment management firm, to provide strategic corporate finance and investment banking services. Maxim will focus on assisting 5BARz in its strategies for maximizing shareholder value through its full scope of investment banking services.

“We are looking forward to utilizing the expertise of Maxim Group to help 5BARz effectively penetrate the global wireless market with our unique ‘plug-and-play’ wireless solution,” said Mr. Daniel Bland, CEO and President of 5BARz. “As we continue to demonstrate the value of our technology to high-growth markets around the world, we believe Maxim’s position as a major investment banking firm concentrated on advising small-cap and midsized organizations will support our efforts to build upon our initial success.” Bland continued, “We trust Maxim will play a strong role of an advisor in executing organizational growth strategy to further enhance shareholder value.”

Maxim representatives commented, “We are delighted to partner with 5BARz as it pursues its plan to create the next new technology for the wireless world. Our goal will be to provide assistance to the Company in the financial and value creation components of its corporate strategy through our full-service investment banking capabilities. Furthermore, we will also be supporting 5BARz in attaining its strategic initiatives and long-term objectives focused on building a technology that has the power to transform the way we connect to the Internet.”

About 5BARz International:

5BARz International Inc. along with its consolidated subsidiaries are in the process of developing the global commercialization of a patented product technology branded under the name 5BARz™ .. 5BARz™ is a cellular network infrastructure device for use in the small office, home or when you are mobile. 5BARz™ incorporates a patented technology to create a highly engineered, single-piece, plug 'n play unit, which is not disruptive to the wireless networks, and strengthens weak cellular signals to deliver high quality signals for voice, data and video reception on cell phones and other cellular equipped devices. 5BARz™ represents a key solution for cellular network operators in providing clear, high quality signal for their subscribers with a growing need for high quality connectivity.

5BARz International Inc.'s shares are publicly traded on the OTCBB under the ticker symbol BARZ in the US and on the Berlin Stock Exchange (www.boerse-berlin.com) under symbol "O5B").

On behalf of the Board of Directors

"Mr. Daniel Bland" CEO & President

5BARz International Inc.

About Maxim Group:

Maxim Group LLC is a full-service investment banking firm headquartered in New York. Maxim Group provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales and trading as well as equity research. The investment banking group focuses on middle market and emerging growth companies within the shipping, energy, health care, technology, retail, and business and financial services sectors. The institutional coverage of Maxim Group spans North and South America, Europe and Asia. Maxim Group LLC is a registered as a broker-dealer with the U.S. Securities and Exchange Commission and is a member of the following: Financial Industry Regulatory Authority (FINRA); Municipal Securities Rulemaking Board (MSRB); Securities Insurance Protection Corporation (SIPC); NASDAQ Stock Market and the NYSE Arca, Inc. To learn more about Maxim Group, visit www.maximgrp.com.

For more information, contact:

Investor Relations – 877-723-7255

IR@5BARz.com

Safe Harbor Statement

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of 5BARz International, Inc., and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.